                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                              DENDREON CORPORATION

                                  Common Stock

                            PLACEMENT AGENT AGREEMENT

                             dated November 15, 2006

CREDIT SUISSE SECURITIES (USA) LLC                    LAZARD CAPITAL MARKETS LLC

                            PLACEMENT AGENT AGREEMENT

November 15, 2006

Credit Suisse Securities (USA) LLC      Lazard Capital Markets LLC
Eleven Madison Avenue                   30 Rockefeller Plaza
New York, N.Y. 10010                    New York, N.Y. 10020

Ladies and Gentlemen:

     Introductory. Dendreon Corporation, a Delaware corporation (the "Company"), proposes, pursuant to the terms of this Placement Agent Agreement (this "Agreement") and the Subscription Agreements in the form of Schedule A attached hereto (the "Subscription Agreements") entered into with the purchasers identified therein (each a "Purchaser" and collectively, the "Purchasers"), to sell to the Purchasers an aggregate of 9,890,110 shares of common stock, par value $0.001 per share (the "Common Stock") of the Company. The aggregate of 9,890,110 shares of Common Stock so proposed to be sold is hereinafter referred to as the "Shares". The Company hereby confirms its agreement with Credit Suisse Securities (USA) LLC ("Credit Suisse") and Lazard Capital Markets LLC ("LCM" and together with Credit Suisse, the "Placement Agents"), as set forth below.

     Section 1. Agreement to Act as Placement Agents; Placement of Shares. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

          (a) The Company hereby authorizes the Placement Agents to act as its exclusive agents to solicit offers for the purchase of all or part of the Shares from the Company in connection with the proposed offering of the Shares (the "Offering"). Until the Closing Date, the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase Shares otherwise than through the Placement Agents. LCM may utilize the expertise of Lazard Freres & Co. LLC in connection with LCM's placement agent activities; provided however, that the Company shall only compensate the Placement Agents for their services hereunder, and not any third parties acting on their behalf, other than as set forth in Section 5 of this Agreement.

          (b) The Placement Agents agree, as agents of the Company, to use their best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents have no authority to bind the Company with respect to any prospective offer to purchase Shares. The Placement Agents shall use best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Shares has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to purchase any Shares for their own accounts and, in soliciting purchases of Shares, the Placement Agents shall act solely as the Company's agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 1(c), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Shares as principals.

          (c) Subject to the provisions of this Section 1, offers for the purchase of Shares may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. Each Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (d) The purchases of the Shares by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.

          (e) As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Shares on such Closing Date (such aggregate amount to be divided evenly between the Placement Agents).

          (f) No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Shares to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     Section 2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Placement Agent as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-127521), which contains a base prospectus (the "Base Prospectus"), to be used in connection with the public offering and sale of the Shares. Such registration statement, including the financial statements, exhibits and schedules included or incorporated therein, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the

     "Exchange Act"), is called the "Registration Statement." Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the Offering and is used prior to filing of the Final Prospectus is called, together with the Base Prospectus, a "Preliminary Prospectus." The term "Prospectus" shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Placement Agents for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which has not been described or filed as required.

          (c) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

          (d) Disclosure Package. The term "Disclosure Package" shall mean (i) the Base Prospectus and the Preliminary Prospectus dated November 15, 2006 (which is the most recent Preliminary Prospectus distributed to investors), as amended or supplemented, (ii) any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), that is intended for general distribution to prospective investors and identified as such in Schedule B attached hereto (each, a "General Use Free Writing Prospectus") and (iii) the information set forth in Schedule C attached hereto. As of 8:00 p.m. (Eastern time) on the date of this Agreement (the "Initial Sale Time"), neither (x) the Disclosure Package nor (y) any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus (each, a "Limited Use Free Writing Prospectus") when considered together with the Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Company Not Ineligible Issuer. At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

          (f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus will not, as of the date issued, include any information that conflicts or will conflict with the information then contained in the Registration Statement, including any document that is, or will be at such time, incorporated by reference therein that has not been superseded or modified.

          (g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Prospectus Delivery Period (as defined below), any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agents or included in Schedule B hereto or the Registration Statement.

          (h) The Placement Agent Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, subject to the effect of public policy on the enforceability of provisions relating to indemnification or contribution.

          (i) The Subscription Agreements and the Escrow Agreement. The Company has the full right, power and authority to enter into each of the Subscription Agreements and that certain Escrow Agreement (the "Escrow Agreement") dated as of the date hereof by and among the Company, the Placement Agents and the escrow agent named therein, and to perform and to discharge its obligations hereunder and thereunder; and each of the Escrow Agreement and the Subscription Agreements has been duly authorized and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

          (j) Authorization of the Shares. The Shares to be issued and sold by the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Subscription Agreement on the Closing Date, will be validly issued, fully paid and nonassessable.

          (k) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Subscription Agreements or the issuance by the Company or sale by the Company of the Shares.

          (l) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement and the Subscription Agreements, except for such rights as have been duly waived.

          (m) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiary, (as defined below) considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and the Subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, the Subsidiary on any class of capital stock or repurchase or redemption by the Company or the Subsidiary of any class of capital stock.

          (n) Independent Registered Public Accounting Firm. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are an independent public accounting firm with respect to the

     Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

          (o) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in each of the Preliminary Prospectus and the Prospectus under the captions "Summary--Summary Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

          (p) Incorporation and Good Standing of the Company and the Subsidiary. Each of the Company and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and the Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiary, considered as one entity (a "Material Adverse Effect"). All of the issued and outstanding shares of capital stock of the subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

          (q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the column headed "Actual" under the caption "Capitalization" as of the date(s) specified, and after giving effect to the sale of the Shares, as specified under the column headed "As Adjusted" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options, warrants or other rights to receive shares described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or the Subsidiary other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (r) Listing. The Shares have been accepted for quotation on the Nasdaq Global Market, subject only to official notice of issuance.

          (s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor the Subsidiary is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (each, an "Existing Instrument"), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or the Subsidiary,
     (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, and
     (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

          (t) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings, including without limitations, any proceedings pending before the United States Food and Drug Administration ("FDA") or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation) pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or the Subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or the Subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or the Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, the Subscription Agreements and the Escrow Agreement.

          (u) Labor Matters. No labor problem or dispute with the employees of the Company or the Subsidiary exists or, to the Company's knowledge, is threatened or imminent.

          (v) Intellectual Property Rights. The Company and the Subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in each of the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) to the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened
     action, suit,   proceeding or claim by others challenging the validity or
     scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (w) All Necessary Permits, etc. The Company and the Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          (x) Title to Properties. The Company and the Subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(o) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, with the exception of assets subject to capitalized lease obligations, and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

          (y) Tax Law Compliance. The Company and the Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, or such taxes, assessments, fines or penalties that could not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2(o) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or its consolidated subsidiary has not been finally determined.

          (z) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in each of the Preliminary Prospectus and the Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (aa) Insurance. Each of the Company and the Subsidiary is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

          (bb) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

          (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Placement Agents may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

          (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

          (ee) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) No Material Weakness in Internal Controls. Since the end of the Company's most recent audited fiscal year, there has been (i) to the Company's knowledge, no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company's internal control over financial reporting.

          (gg) Earnings Statement. The Company agrees with each of the Placement Agents to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

          (hh) No Unlawful Contributions or Other Payments. Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Subsidiary and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (ii) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus (i) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or the Subsidiary under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or the Subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or the Subsidiary is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or the Subsidiary, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or the Subsidiary or any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company's knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or the Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor the Subsidiary is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

          (jj) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that could have a material adverse effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of

     Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

          (kk) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Disclosure Package and the Prospectus.

          (ll) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (mm) Subsidiary. Dendreon San Diego LLC is the only subsidiary of the Company (the "Subsidiary").

          (nn) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

          (oo) Immunity from Jurisdiction. Neither the Company nor the Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

          (pp) Compliance with Regulatory Authorities. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or the Subsidiary that are described in the Disclosure Package and the Prospectus or the results of which are referred to in the Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance, in all material respects, with standard medical and scientific research procedures; the descriptions in the Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests; the Company and the Subsidiary have no knowledge of any other studies or tests conducted by third parties the results of which contest or contradict, and have no knowledge of any other studies or tests conducted by third parties that unsuccessfully attempted to replicate, the results described or referred to in the Prospectus; except to the extent disclosed in the Disclosure Package and the Prospectus, the Company and the Subsidiary have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration (the "FDA") and comparable drug regulatory agencies outside of the United States (collectively, the "Regulatory Authorities"); and except for the partial clinical hold placed on the Company's D9902B trial in May 2002, which hold was lifted in October 2002, or otherwise to the extent disclosed in the

     Disclosure Package and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical study or test sponsored by the Company or the Subsidiary and that is described in the Disclosure Package and the Prospectus or the results of which are referred to in the Disclosure Package and the Prospectus.

          (qq) No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise.

          (rr) Broker Fees. Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder's fee or like payment in connection with the Offering or any transaction contemplated by this Agreement or the Subscription Agreements.

          (ss) Compliance and Listing of the Common Stock. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing. Other than the Company's Supplemental Listing Application with respect to the Shares, no consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq Global Market is required for the listing and trading of the Shares on the Nasdaq Global Market.

          (tt) Nasdaq Compliance. The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Market Place Rules that are currently in effect.

          (uu) Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or the Subsidiary to or for the benefit of any of the executive officers or directors of the Company, the Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

     Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to each Placement Agent as to the matters set forth therein.

     Section 3. Certain Agreements of the Placement Agents. Each Placement Agent hereby represents and agrees that:

          (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectus identified on Schedule B, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), a "Placement Agent Free Writing Prospectus").

          (b) It has not and will not distribute any Placement Agent Free Writing Prospectus referred to in Section 3(a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

          (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

          (d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used by it, in accordance with Rule 433 under the Securities Act.

     Section 4. Covenants of the Company. The Company covenants and agrees with each Placement Agent as follows:

          (a) Placement Agents' Review of Proposed Amendments and Supplements. During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Placement Agents, the Prospectus is no longer required by law to be delivered in connection with sales by a Placement Agent or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Placement Agents for review a copy of each such proposed amendment or supplement, as to which the Placement Agents will respond in a timely manner sufficient for the Company to meet any applicable filing deadlines, and the Company shall not file or use any such proposed amendment or supplement to which the Placement Agents reasonably object.

          (b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Placement Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission,
     (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and will use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

          (d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Placement Agents it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to
     (i) notify the Placement Agents of any such event or condition and (ii) promptly prepare (subject to Section 3(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Placement Agents and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

          (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Placement Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Placement Agents hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Placement Agents is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Placement Agents, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Placement Agents may request.

          (g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Placement Agents and counsel for the Placement Agents photocopies of signed copies of the Registration Statement (excluding exhibits thereto) and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto and the Disclosure Package as the Placement Agents may reasonably request.

          (h) Blue Sky Compliance. The Company shall cooperate with the Placement Agents and counsel for the Placement Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Placement Agents, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the

     Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in each of the Disclosure Package and the Prospectus.

          (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Placement Agents an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Global Market, all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

          (l) Quotation. The Company will use its best efforts to have accepted for quotation, subject to notice of issuance, the Shares on the Nasdaq Global Market.

          (m) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Placement Agents (which consent may be withheld at the sole discretion of the Placement Agents), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition
     of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement, but only if the holders of such shares or options who are executive officers and directors of the Company agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of the Placement Agents (which consent may be withheld at the sole discretion of the Placement Agents) and (ii) in connection with a bona fide commercial transaction with a third party, but only if such third party agrees in writing to be bound by the restrictions set forth in this Section 4(m). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Placement Agents and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

          (n) Compliance with Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          (o) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiary certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and the Subsidiary for such quarter in reasonable detail.

          (p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

          (q) Existing Lock-Up Agreement. The Company will direct the transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by any existing "lock-up" agreements as of the date hereof for the duration of the periods contemplated in such agreements.

     The Placement Agents may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors,
(v) all costs and expenses incurred in
connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Placement Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Placement Agents, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Placement Agents of such qualifications, registrations and exemptions, provided that the Placement Agents shall consult with the Company prior to incurring any such costs (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Placement Agents in connection with, the NASD's review and approval of the Placement Agents' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with quotation of the Shares on the Nasdaq Global Market, if any,
(ix) the escrow agent fees due pursuant to the Escrow Agreement, (x) the reasonable and documented expenses of the Placement Agents, and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. The Placement Agents shall pay the fees and disbursements of their counsel.

     Section 6. Conditions of the Obligations of the Placement Agents. The respective obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as of the date hereof and as of the Closing Date as though then made and, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a) Accountants' Comfort Letter. On the date hereof, the Placement Agents shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Placement Agents, the form of which is attached as Exhibit A.

          (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

          (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
     Date:

          (i) in the judgment of the Placement Agents there shall not have occurred any Material Adverse Change;

          (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus; and

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or the Subsidiary by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (d) Opinion of Counsel for the Company. On the Closing Date, the Placement Agents shall have received the favorable opinion of Jones Day, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

          (e) Opinion of IP Counsel for the Company. On the Closing Date, the Placement Agents shall have received the favorable opinion of Perkins Coie LLP, special intellectual property counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

          (f) Opinion of FDA Counsel for the Company. On the Closing Date, the Placement Agents shall have received the favorable opinion of Hyman, Phelps & McNamara, P.C., special FDA counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

          (g) Opinion of Counsel for the Placement Agents. On the Closing Date, the Placement Agents shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Placement Agents, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Placement Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Placement Agents may reasonably require and are usual and customary, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) Officers' Certificate. On the Closing Date, the Placement Agents shall have received a written certificate executed by the Chairman of the Board, Chief Executive

     Officer or President of the Company and the Principal Financial Officer or Principal Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and
     (c)(iii) of this Section 6, and further to the effect that:

          (i) the representations, warranties and covenants of the Company set forth in Section 2 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

          (ii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (iii) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Change, except as set forth in the Prospectus.

          (i) Bring-down Comfort Letter. On the Closing Date, the Placement Agents shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Placement Agents, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Placement Agents an agreement in the form of Exhibit E hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect on the Closing Date.

          (k) Quotation of Shares. The Shares shall have been accepted for quotation on the Nasdaq Global Market.

          (l) Subscription Agreements; Escrow Agreement. On or before the Closing Date, the Company shall have entered into (i) the Subscription Agreements with each of the Purchasers and (ii) the Escrow Agreement with the Placement Agent and the escrow agent named therein, and such agreements shall be in full force and effect.

          (m) Additional Documents. On or before the Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agents by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 7. Reimbursement of Placement Agents' Expenses. If this Agreement is terminated by the Placement Agents pursuant to Section 6 or Section 10, or if the sale to the Placement Agents of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Placement Agents and the other Placement Agents (or such Placement Agents as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Placement Agents and the Placement Agents in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Section 8. Indemnification.

          (a) Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents (including, without limitation, Lazard Freres & Co. LLC (which will provide services to LCM) and its directors, officers, employees and agents, and each person, if any, who controls Lazard Freres & Co. LLC within the meaning of the Securities Act and the Exchange Act, and each person, if any, who controls any Placement Agent within the meaning of the Securities Act and the Exchange Act (collectively, including the Placement Agents, the "Placement Agent Indemnified Parties")) against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent Indemnified Party person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Company's Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Placement Agent Indemnified Party for any and all expenses (including the fees and disbursements of counsel chosen by the Placement Agents) as such expenses are reasonably incurred by such Placement Agent Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this
     Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Placement Agents in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (c) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the Offering or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total placement agent fees received by the Placement Agents, in each case as set forth on the front cover page of the Prospectus bear to the aggregate offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Placement Agents, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(b) for purposes of indemnification.

     The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Placement Agent shall be required to contribute any amount in excess of the placement agent fees received by such Placement Agent in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer, employee and agent of a Placement Agent and each person, if any, who controls a Placement Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 10. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Placement Agents by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Placement Agents is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Placement Agent, except that the Company shall be obligated to reimburse the expenses of the Placement Agents and the Placement Agents pursuant to Sections 5 and 7 hereof, or (b) any Placement Agent to the Company.

     Section 11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement and the Subscription Agreements, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Placement Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Placement Agent is and has been acting solely as a Placement Agent and is not a financial advisor, or a fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) neither the Placement Agents nor Lazard Freres & Co. LLC have assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent or Lazard Freres & Co. LLC has advised or is currently advising the Company on other matters) and no Placement Agent has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement; (iv) the several Placement Agents and Lazard Freres & Co. LLC and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Placement Agents have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Placement Agents nor Lazard Freres & Co. LLC have provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the several Placement Agents and Lazard Freres & Co. LLC, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Placement Agents and Lazard Freres & Co. LLC with respect to any breach or alleged breach of agency or fiduciary duty.

     Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Placement Agents set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Placement Agent, the officers or employees of any Placement Agent, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them pursuant to the Subscription Agreements and (ii) will survive delivery of and payment for the Shares sold pursuant to the Subscription Agreements and any termination of this Agreement.

     Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Placement Agents:

          Credit Suisse Securities (USA) LLC
          11 Madison Avenue
          New York, New York 10010
          Attention: LCD - IBD

          Lazard Capital Markets LLC
          30 Rockefeller Plaza

          New York, New York 10020
          Facsimile: (212) 830-3615
          Attention: General Counsel

     If to the Company:

          Dendreon Corporation
          3005 First Avenue
          Seattle, Washington 98121
          Facsimile: (206) 219-7211
          Attention: General Counsel

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Placement Agents, the officers, directors, employees and agents (including, without limitations, Lazard Freres & Co. LLC (which will provide services to LCM), its officers, directors, employees and agents and each person, if any, who controls Lazard Freres & Co. LLC within the meaning of the Securities Act and the Exchange Act) of the Placement Agents, and each person, if any, who controls any Placement Agent within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Placement Agents merely because of such purchase.

     Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        DENDREON CORPORATION


                                        By: /s/ Richard Hamm
                                            ------------------------------------
                                        Title: Senior Vice President, Corporate
                                               Development, General Counsel &
                                               Secretary
                                               ---------------------------------


     The foregoing Placement Agent Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written.

By Credit Suisse Securities (USA) LLC


By: /s/ Jill Ford
    ---------------------------------
Name: Jill Ford
      -------------------------------
Title: Director
       ------------------------------


By Lazard Capital Markets LLC


By: /s/ David G. McMillan, Jr.
    ---------------------------------
Name: David G. McMillan, Jr.
      -------------------------------
Title: Managing Director
       ------------------------------

                                                                      SCHEDULE A

                         FORM OF SUBSCRIPTION AGREEMENT



                                See Exhibit 10.1

                                                                      SCHEDULE B

                  GENERAL USE ISSUER FREE WRITING PROSPECTUSES

None.

                                                                      SCHEDULE C

Price per share to public: $4.55.